Oppenheimer Quest Global Value Fund, Inc.
                         Exhibit 24(b)(16) to Form N-1A
                      Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  12/28/90               0.1180000         0.0000000               10.460
  01/14/91               0.0080000         0.0000000               10.050
  12/18/92               0.0000000         0.8110000               11.630
  12/31/92               0.0920000         0.0000000               11.450
  08/13/93               0.0270000         0.0890000               13.530
  12/13/93               0.0000000         0.4935000               13.610
  12/05/94               0.0000000         1.2281000               12.970
  12/27/95               0.1309900         1.2377000               14.260
  12/17/96               0.0055100         0.5513400               15.700


Class B Shares
  12/13/93               0.0000000         0.4935000               13.600
  12/05/94               0.0000000         1.2281000               12.870
  12/27/95               0.0694200         1.2377000               14.130
  12/17/96               0.0000000         0.5513400               15.470

Class C Shares
  12/13/93               0.0000000         0.4935000               13.600
  12/05/94               0.0000000         1.2281000               12.860
  12/27/95               0.0554600         1.2377000               14.100
  12/17/96               0.0000000         0.5513400               15.440





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Oppenheimer Quest Global Value Fund, Inc.
Page 2


1. Average Annual Total Returns for the Periods Ended 11/30/97:

   The formula for calculating average annual total return is as follows:

   1/number of years = n       {(ERV/P)^n} - 1 = average annual total return

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum               Examples at NAV:
  sales charge of 5.75%:

  One Year                                 One Year

  {($1,095.55/$1,000)^ 1} - 1  =   9.56%   {($1,162.39/$1,000)^ 1} - 1 =  16.24%

  Five Year                                Five Year

  {($1,984.74/$1,000)^.2} - 1 =   14.69%   {($2,105.84/$1,000)^.2} - 1  = 16.06%

  Inception                                Inception

  {($2,050.43/$1,000)^.1349}- 1 = 10.17%   {($2,175.53/$1,000)^.1349}- 1 =11.06%


Class B Shares

Examples, assuming a maximum               Examples at NAV:
  contingent deferred sales charge
  of 5.00% for the first year, and
  2.00% for the inception year:

  One Year                                 One Year

  {($1,106.09/$1,000)^ 1} - 1  =  10.61%   {($1,156.08/$1,000)^ 1} - 1  = 15.61%

  Inception                                Inception

  {($1,674.47/$1,000)^.2354}- 1 = 12.90%   {($1,694.48/$1,000)^.2354}- 1= 13.22%


Class C Shares

Examples, assuming a maximum               Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the first year, and
  0.00% for the inception year:

  One Year                                 One Year

  {($1,146.40/$1,000)^ 1} - 1  =  14.64%   {($1,156.40/$1,000)^ 1} - 1 =  15.64%

  Inception                                Inception

  {($1,690.64/$1,000)^.2354}- 1 = 13.16%  {($1,690.64/$1,000)^.2354}- 1 = 13.16%






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Oppenheimer Quest Global Value Fund, Inc.
Page 3


2. Cumulative Total Returns for the Periods Ended 11/30/97:

    The formula for calculating cumulative total return is as follows:

   (ERV - P) / P  =  Cumulative Total Return

Class A Shares

Examples, assuming a maximum               Examples at NAV:
  sales charge of 5.75%:

  One Year                                 One Year

  $1,095.55 - $1,000/$1,000   =    9.56%   $1,162.39 - $1,000/$1,000   = 16.24%

  Five Year                                Five Year

  $1,984.74 - $1,000/$1,000   =   98.47%   $2,105.84 - $1,000/$1,000   =110.58%

  Inception                                Inception

  $2,050.43 - $1,000/$1,000   =  105.04%   $2,175.53 - $1,000/$1,000   =117.55%


Class B Shares

Examples, assuming a maximum               Examples at NAV:
  contingent deferred sales charge
  of 5.00% for the first year, and
  2.00% for the inception year:

  One Year                                 One Year

  $1,106.09 - $1,000/$1,000   =   10.61%   $1,156.08 - $1,000/$1,000   = 15.61%

  Inception                                Inception

  $1,674.47 - $1,000/$1,000   =   67.45%   $1,649.48 - $1,000/$1,000   =  69.45%


Class C Shares

Examples, assuming a maximum               Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the first year, and
  0.00% for the inception year:

  One Year                                 One Year

  $1,146.40 - $1,000/$1,000   =   14.64%   $1,156.40 - $1,000/$1,000   = 15.64%

  Inception                                Inception

  $1,690.64 - $1,000/$1,000   =   69.06%   $1,690.64 - $1,000/$1,000  =   69.06%